Exhibit 99.1
DANAHER REPORTS FIRST QUARTER 2018 RESULTS
WASHINGTON, D.C., April 19, 2018 — Danaher Corporation (NYSE: DHR) today announced results for the first quarter 2018. For the quarter ended March 30, 2018, net earnings were $566.6 million, or $0.80 per diluted share which represents a 16.0% year-over-year increase.
Non-GAAP adjusted diluted net earnings per share were $0.99. This represents a 16.5% increase over the comparable 2017 period. For the first quarter 2018, revenues increased 11.5% year-over-year to $4.7 billion, with non-GAAP core revenue growth of 5.5%.
Operating cash flow for the first quarter 2018 was $828.9 million, representing a 48% increase over the comparable 2017 period. Non-GAAP free cash flow for the first quarter 2018 increased 72% year-over-year to $691.4 million, representing a non-GAAP free cash flow to net income conversion ratio for the first quarter 2018 of 122%.
For the second quarter 2018, the Company anticipates that diluted net earnings per share will be in the range of $0.88 to $0.91 and non-GAAP adjusted diluted net earnings per share will be in the range of $1.07 to $1.10.
For the full year 2018, the Company now anticipates that diluted net earnings per share will be in the range of $3.62 to $3.69. The Company now expects its 2018 non-GAAP adjusted diluted net earnings per share to be in the range of $4.38 to $4.45 versus previous guidance of $4.25 to $4.35.
Thomas P. Joyce, Jr., President and Chief Executive Officer, stated, “We are off to an outstanding start in 2018, with the first quarter coming in ahead of our initial expectations. We delivered 5.5% core revenue growth, mid-teens earnings per share growth and free cash flow that increased more than 70% year-on-year. This strong performance was broad-based, with four of our five platforms delivering mid-single digit or better core revenue growth — including 9.5% growth in Diagnostics, which was led by Cepheid. We also announced the acquisition of Integrated DNA Technologies, Inc. (“IDT”), a leading player in the highly attractive genomics consumables segment. We closed the IDT acquisition last week and are excited to welcome the IDT team to Danaher.”
Joyce continued, “Our great start to 2018 is a testament to the power of the Danaher Business System, strong execution by the Danaher team and our focus on long-term value creation. Our performance in the quarter — combined with significant opportunities across the portfolio and our solid balance sheet — positions us well for strong performance in 2018 and beyond.”
Danaher will discuss its results during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 888-882-4478 within the U.S. or by dialing +1 323-794-2149 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s investor conference call (access code 1818726). A replay of the conference call will be available shortly after the conclusion of the call and until April 26, 2018. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.” In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Quarterly Earnings.”
All results in this release reflect only continuing operations unless otherwise noted.
ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in some of the most demanding and attractive industries, including health care, environmental and industrial. With more than 20 operating companies, Danaher’s globally diverse team of approximately 67,000 associates is united by a common culture and operating system, the Danaher Business System. For more information, please visit www.danaher.com.

NON-GAAP MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated financial performance for the second quarter and full year 2018, the anticipated impact of the IDT acquisition, the Company’s opportunities and positioning for 2018 and beyond and any other statements regarding events or developments that we anticipate will or may occur in the future are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy, the markets we serve and the financial markets, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments and successfully complete divestitures and other dispositions, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures (including tax-related and other contingent liabilities relating to the distributions of each of Fortive Corporation and our communications business), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government to use, disclose and license certain intellectual property we license if we fail to commercialize it, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, the impact of deregulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors (including the impact of the United Kingdom’s decision to leave the EU and changes in U.S. policy stemming from the current administration, such as changes in U.S. trade policies and the reaction of other countries thereto), disruptions relating to man-made and natural disasters, and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2017 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2018. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
CONTACT
Matthew E. Gugino
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
($ and shares in millions, except per share amounts)

	Three-Month Period Ended
	March 30, 2018	March 31, 2017
Sales	$4,695.4	$4,205.7
Cost of sales	(2,051.8)	(1,871.4)
Gross profit	2,643.6	2,334.3
Operating costs:
Selling, general and administrative expenses	(1,601.9)	(1,449.9)
Research and development expenses	(298.7)	(267.4)
Operating profit	743.0	617.0
Nonoperating income (expense):
Other income, net	7.8	6.9
Interest expense	(39.1)	(40.3)
Interest income	1.4	1.6
Earnings from continuing operations before income taxes	713.1	585.2
Income taxes	(146.5)	(101.4)
Net earnings from continuing operations	566.6	483.8
Earnings from discontinued operations, net of income taxes	—	22.3
Net earnings	$566.6	$506.1
Net earnings per share from continuing operations:
Basic	$0.81	$0.70
Diluted	$0.80	$0.69
Net earnings per share from discontinued operations:
Basic	$—	$0.03
Diluted	$—	$0.03
Net earnings per share:
Basic	$0.81	$0.73
Diluted	$0.80	$0.72
Average common stock and common equivalent shares outstanding:
Basic	698.6	694.3
Diluted	709.5	705.7
This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).
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DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three-Month Period Ended
	March 30, 2018	March 31, 2017
Diluted Net Earnings Per Share from Continuing Operations (GAAP)	$0.80	$0.69
Pretax amortization of acquisition-related intangible assets A	0.24	0.24
Tax effect of all adjustments reflected above B	(0.05)	(0.05)
Discrete tax adjustments and other tax-related adjustments C	—	(0.03)
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.99	$0.85
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations 1

	Three-Month Period Ending June 29, 2018		Year Ending December 31, 2018
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share from Continuing Operations (GAAP)	$0.88	$0.91	$3.62	$3.69
Anticipated pretax amortization of acquisition-related intangible assets A	0.24	0.24	0.96	0.96
Tax effect of all adjustments reflected above B	(0.05)	(0.05)	(0.20)	(0.20)
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$1.07	$1.10	$4.38	$4.45

[1]
These forward-looking estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, such as certain future gains or losses on the sale of investments, acquisition or divestiture-related gains or charges and discrete tax items.

Revenue Performance

	Three-Month Period Ended March 30, 2018 vs. Comparable 2017 Period
	Total Company	Diagnostics Segment
Total Revenue Growth from Continuing Operations (GAAP)	11.5%	14.5%
Less the impact of:
Acquisitions	(1.0)%	—%
Currency exchange rates	(5.0)%	(5.0)%
Core Revenue Growth from Continuing Operations (Non-GAAP) [2]	5.5%	9.5%

[2]
We use the term “core revenue” to refer to GAAP revenue from continuing operations excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested businesses or product lines not considered discontinued operations (“acquisition sales”) and (2) the impact of currency translation. The portion of GAAP revenue from continuing operations attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

Reconciliation of Operating Cash Flows from Continuing Operations (GAAP) to Free Cash Flow from Continuing Operations (Non-GAAP)

	Three Month Period Ended		Year-over-Year Increase
	March 30, 2018	March 31, 2017
Free Cash Flow from Continuing Operations ($ in millions):
Operating Cash Flows from Continuing Operations (GAAP)	$828.9	$560.2	48%
Less: payments for additions to property, plant & equipment (capital expenditures) from continuing operations (GAAP)	(137.9)	(158.6)
Plus: proceeds from sales of property, plant & equipment (capital disposals) from continuing operations (GAAP)	0.4	0.7
Free Cash Flow from Continuing Operations (Non-GAAP)	$691.4	$402.3	72%

Ratio of Free Cash Flow to Net Earnings ($ in millions):
Free Cash Flow from Continuing Operations from Above (Non-GAAP)	$691.4	$402.3
Net Earnings from Continuing Operations (GAAP)	566.6	483.8
Free Cash Flow from Continuing Operations to Net Earnings from Continuing Operations Conversion Ratio (Non-GAAP)	1.22	0.83

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

A
Amortization of acquisition-related intangible assets in the following historical and forecasted periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

			Forecasted
	Three-Month Period Ended		Three-Month Period Ending	Year Ending
	March 30, 2018	March 31, 2017	June 29, 2018	December 31, 2018
Pretax	$172.3	$166.1	$171.7	$687.6
After-tax	137.0	132.0	136.5	546.6

B
This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnote above indicates the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher's overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

C
Represents discrete income tax gains, primarily related to equity compensation-related excess tax benefits. On January 1, 2017, Danaher adopted the updated accounting guidance required by ASU 2016-09, Compensation—Stock Compensation, which requires income statement recognition of all excess tax benefits and deficiencies related to equity compensation. We exclude from Adjusted Diluted Net EPS any excess tax benefits that exceed the levels we believe are representative of historical experience. In the first quarter of 2017, we anticipated $10 million of equity compensation-related excess tax benefits and realized $26 million of excess tax benefits, and therefore we have excluded $16 million of these benefits in the calculation of Adjusted Diluted Net EPS. In the first quarter of 2018, we anticipated $10 million of equity compensation-related excess tax benefits and realized $17 million of excess tax benefits. The benefit realized in excess of the amount estimated ($7 million) was offset by discrete income tax changes during the period and as a result there was no adjustment required in the calculation of Adjusted Diluted Net EPS for the first quarter of 2018.

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•	with respect to Adjusted Diluted Net EPS, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;

•	with respect to core revenue, identify underlying growth trends in our business and compare our revenue performance with prior and future periods and to our peers; and

•
with respect to free cash flow and free cash flow-to-net income ratio (the “FCF Measures”), understand Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).

Management uses these non-GAAP measures to measure the Company’s operating and financial performance, and uses non-GAAP measures similar to Adjusted Diluted Net EPS and the FCF Measures in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•	With respect to Adjusted Diluted Net EPS:

◦
We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦
With respect to the other items excluded from Adjusted Diluted Net EPS, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•
With respect to core revenue, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

•
With respect to the FCF Measures, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.